Exhibit 99.2

The information included in this Form 8-K is presented for informational purposes only in connection with the change in segment presentation as described above and does not amend or restate the Company’s previously issued consolidated financial statements included in the Annual Report or Quarterly Report. The change in segment presentation has no impact on the Company’s historical consolidated balance sheets, statement of operations and comprehensive loss, statements of changes in shareholders' equity or statements of cash flows. This filing does not reflect any subsequent information or events occurring after the filing dates of the Original Reports, other than adjustments to retrospectively recast the Company's segment presentation. Therefore, this Current Report on Form 8-K should be read in conjunction with the Original Reports, as filed.

Operating Segment

The Company manages its operations through state-level operating segments, focused on the production and sale of cannabis products and regularly monitors for changes in facts and circumstances that may affect its determination of operating segments. The Company has three reportable segments consisting of New Jersey, Maryland, and Pennsylvania. Operations in other states did not meet the quantitative threshold and are presented within All other segments. The Chief Operating Decision Maker (“CODM”) was determined to be the Chief Executive Officer of the Company. The CODM regularly evaluates the performance of the three reportable segments using gross profit and gross profit margin as its closest measures to GAAP. The CODM monitors these metrics to assess the efficiency of the Company’s production and distribution processes, as well as the effectiveness of pricing strategies.

The following tables summarize financial information for the Company's reportable segments:

	For the Year Ended December 31, 2025
	New Jersey	Maryland	Pennsylvania	All other segments	Total
	(In thousands)
Revenue, net	$101,466	$74,574	$64,593	$19,925	$260,558
Cost of sales (1)	41,273	31,369	39,899	11,693	$124,234
Gross Profit	$60,193	$43,205	$24,694	$8,232	$136,324
Operating expenses					94,303
Interest and accretion expense					36,291
Other expense (income)					753
Income from continuing operations before provision for income taxes					$4,977

Gross profit margin (2)	59.3%	57.9%	38.2%	41.3%	52.3%

	For the Year Ended December 31, 2024
	New Jersey	Maryland	Pennsylvania	All other segments	Total
	(In thousands)
Revenue, net	$122,263	$64,828	$62,427	$18,560	$268,078
Cost of sales (1)	44,351	35,444	42,540	9,876	$132,211
Gross Profit	$77,912	$29,384	$19,887	$8,684	$135,867
Operating expenses					96,946
Interest and accretion expense					34,339
Other expense (income)					339
Income from continuing operations before provision for income taxes					$4,243

Gross profit margin (2)	63.7%	45.3%	31.9%	46.8%	50.7%

	For the Year Ended December 31, 2023
	New Jersey	Maryland	Pennsylvania	All other segments	Total
	(In thousands)
Revenue, net	$131,504	$36,908	$61,117	$20,980	$250,509
Cost of sales (1)	40,276	21,933	39,049	11,234	$112,492
Gross Profit	$91,228	$14,975	$22,068	$9,746	$138,017
Operating expenses					108,281
Interest and accretion expense					32,053
Other expense (income)					1,924
Income from continuing operations before provision for income taxes					$(4,241)

Gross profit margin (2)	69.4%	40.6%	36.1%	46.5%	55.1%

(1) Depreciation and amortization included in Cost of sales for the years ended December 31, 2025, 2024 and 2023 was $2,031, $2,046 and $1,876 for New Jersey, $2,377, $2,247 and $2,043 for Maryland, $5,483, $5,494 and $5,611 for Pennsylvania, and $325, $330, and $281 for All other segments, respectively.

(2) The calculation of Gross profit margin is Revenue, net less Cost of sales, divided by Revenue, net.

Assets

Information about total assets by segment is not disclosed because such information is not regularly provided to, or used by the CODM.

Geography

The Company has subsidiaries located in Canada and the United States. For the years ended December 31 2025, 2024, and 2023, net revenue was primarily generated from sales in the United States. The Company's consolidated retail location in Canada generated net revenue of $847, $1,042 and $925 for the years ended December 31, 2025, 2024, and 2023, respectively. Substantially all of the Company's non-current assets are held within its U.S. operations.